UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021 (March 29, 2021)

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2021, Howmet Aerospace Inc. (the “Company”) entered into a fifth amendment (the “Amendment”), dated as of March 29, 2021, to its Five-Year Revolving Credit Agreement, dated as of July 25, 2014 (as amended and extended by the letter agreement, dated as of June 5, 2015, and as further amended pursuant to Amendment No. 1 to Credit Agreement, dated as of September 16, 2016, Amendment No. 2 to Credit Agreement, dated as of June 29, 2018, Amendment No. 3, dated as of March 4, 2020, and Amendment No. 4, dated as of June 26, 2020, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”), by and among the Company, a syndicate of lenders and issuers named therein, Citibank, N.A., as administrative agent for the lenders and issuers, and JPMorgan Chase Bank, N.A., as syndication agent. Capitalized terms used in the summary below but not otherwise defined herein have the meaning given to such terms in the Credit Agreement.

The Amendment, among other things, extends the period during which certain relief is provided with respect to the financial covenant contained in the Existing Credit Agreement through December 31, 2022 or such earlier date on which the Company elects to terminate such period (the “Covenant Relief Period”), providing that during the Covenant Relief Period, the Company’s ratio of Consolidated Net Debt to Consolidated EBITDA shall not exceed as of the end of the fiscal quarter for the period of the four fiscal quarters then ended: (i) 5.50 to 1.00 for the fiscal quarter ending March 31, 2021, (ii) 5.50 to 1.00 for the fiscal quarter ending June 30, 2021, (iii) 5.00 to 1.00 for the fiscal quarter ending September 30, 2021, (iv) 4.75 to 1.00 for the fiscal quarter ending December 31, 2021, (v) 4.50 to 1.00 for the fiscal quarter ending March 31, 2022, (vi) 4.50 to 1.00 for the fiscal quarter ending June 30, 2022, (vii) 4.25 to 1.00 for the fiscal quarter ending September 30, 2022 and (viii) 3.75 to 1.00 for the fiscal quarter ending December 31, 2022.

The Amendment also provides that during the Covenant Relief Period, (a) Liens to secure Indebtedness for borrowed money shall not exceed $100,000,000; (b) Subsidiary Indebtedness (other than any Indebtedness owing to the Company or any Subsidiary of the Company) is not permitted except in an aggregate outstanding amount that does not exceed $400,000,000 less any amount of Liens incurred under the provision described in (a); and (c) Restricted Payments, including share repurchases and common stock dividends, are prohibited, provided that, for so long as there are no Loans outstanding under the Credit Agreement, Restricted Payments are permitted up to the following amounts: (x) during the fiscal year ending December 31, 2021, $250,000,000 and (y) during the fiscal year ending December 31, 2022, $400,000,000 plus any amount referred to in the foregoing clause (x) that remains unused as of December 31, 2021.

In addition, the Amendment amends the definition of Consolidated Net Debt to allow netting against Indebtedness of unrestricted cash and cash equivalents in excess of $300,000,000.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following are filed as an exhibit to this report:

Exhibit No.	Description
10.1	Amendment No. 5 dated as of March 29, 2021, to the Five-Year Revolving Credit Agreement, dated as of July 25, 2014, among Howmet Aerospace Inc., the lenders and issuers named therein, Citibank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: March 29, 2021	By:	/s/ Ramon Ceron
	Name:	Ramon Ceron
	Title:	Vice President and Treasurer